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                                                                  EXHIBIT (a)(2)


                            CALAMOS INVESTMENT TRUST
                                AMENDMENT NO. 1
                                       TO
                   THE SECOND AMENDED AND RESTATED AGREEMENT
                            AND DECLARATION OF TRUST


         AMENDMENT NO. 1 to the Second Amended and Restated Agreement and Declaration of Trust dated as of October 3, 2001, as amended (the "Declaration of Trust") of Calamos Investment Trust (the "Trust"), made as of the 23rd day of August, 2002.

                                   WITNESSETH:

         WHEREAS, Article VII, Section 7.3 of the Declaration of Trust provides that the Declaration of Trust may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

         WHEREAS, Article IV, Section 4.1 of the Declaration of Trust provides that the Trustees of the Trust may establish and designate Sub-Trusts of the Trust and classes thereof; and

         WHEREAS, the Trustees have previously established and designated eight Sub-Trusts of the Trust (the "Series"), being Calamos Convertible Fund; Calamos Convertible Growth and Income Fund; Calamos Global Convertible Fund; Calamos Growth Fund; Calamos Market Neutral Fund; Calamos High Yield Fund; Calamos Convertible Technology Fund; and Calamos Mid Cap Value Fund; and

         WHEREAS, on June 26, 2002, the Trustees voted unanimously to liquidate the Series of the Trust designated Calamos Convertible Technology Fund; and

         WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 1 to the Declaration of Trust (the "Amendment");

         NOW, THEREFORE, effective August 23, 2002, the Declaration of Trust is hereby amended as follows:

         The first paragraph of Article IV, Section 4.2 of the Declaration of Trust is hereby amended to read in pertinent part as follows:

                  "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS AND CLASSES. Without limiting the authority of the Trustees set forth in
         Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate seven Sub-Trusts:



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                        Calamos Convertible Fund;
                        Calamos Convertible Growth and Income Fund;
                        Calamos Global Convertible Fund;
                        Calamos Growth Fund;
                        Calamos Market Neutral Fund;
                        Calamos High Yield Fund; and
                        Calamos Mid Cap Value Fund

each of which shall have four classes of Shares, Class A, Class B, Class C, and Class I or such classes as may from time to time be established and designated. The Shares of such Sub-Trust and any Shares of any further Sub-Trust or class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"

         The undersigned hereby certifies that Amendment No. 1 to the Second Amended and Restated Agreement and Declaration of Trust set forth above has been duly adopted in accordance with the provisions of the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned has hereto set his hand as of the day and year first above written.



                                             By:   /s/ James S. Hamman, Jr.
                                                ------------------------------
                                                Name:  James S. Hamman, Jr.
                                                Title: Secretary

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